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                                                                   Exhibit 10.30

                                SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT is as entered into as of this 1st day of April, 2003 ("Effective Date") between Questcor Pharmaceuticals, Inc., a corporation organized under the laws of the State of California and having a place of business at 3260 Whipple Road, Union City, California 94587 U.S.A. ("Questcor") and Diagnostic Chemicals Limited, doing business as BioVectra dcl, a corporation organized under the laws of Prince Edward Island and having a place of business at 16 McCarville Street, Charlottetown, Prince Edward Island, C1E 2A6 Canada ("BioVectra") (each individually a "Party" and collectively the "Parties").

                                   WITNESSETH:

WHEREAS, Questcor wishes to purchase from BioVectra and BioVectra desires to sell to Questcor the Product (as hereinafter defined); and

WHEREAS, BioVectra represents that it has the technical and scientific experience and expertise necessary to perform manufacturing, packaging, analytical testing and/or quality assurance services for the manufacturing and bulk packaging of such Product, and to handle materials associated with manufacture of such Product in a safe and environmentally sound manner; and

WHEREAS, Questcor desires BioVectra to perform such services as set forth herein and manufacture such Product for Questcor, and BioVectra desires to perform such services and manufacture such Product for supply to Questcor or its designee, all on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties agree as follows:

1.       DEFINITIONS

The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

         1.1 "Act" shall mean the United States Federal Food, Drug and Cosmetics Act, as amended, and the regulations promulgated under such Act.

         1.2 "Affiliate" shall mean any corporation or non-corporate entity that controls, is controlled by, or is under common control with a Party. For purposes of this Section 1.2, "control," whether used as a noun or a verb, means the possession, directly or indirectly, of the power to affirmatively direct, or affirmatively cause the direction of, the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

         1.3 "Agreement" shall mean this Supply Agreement and any Schedules appended hereto, as may be amended from time to time.

         1.4      "API" shall mean Active Pharmaceutical Ingredient.

         1.5 "Certificate of Compliance" shall mean a document indicating that each batch of Product was manufactured in compliance with cGMP, and that all deviations were

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                  evaluated for impact on Product.

         1.6      "COA" shall mean Certificate of Analysis.

         1.7 "Confidential Information" shall mean all proprietary information, data and know-how of each Party, whether disclosed orally or visually or in written, graphic, electronic or other tangible form, which is disclosed by a Party or any of its Affiliates (the "Disclosing Party") to the other Party or any of its Affiliates (the "Receiving Party") or which the Receiving Party obtains in the course of its performance pursuant to this Agreement, and which: (a) if in written, graphic, electronic or other tangible form, is labeled as confidential or proprietary; (b) if disclosed orally or visually, is identified as confidential or proprietary at the time of disclosure and is confirmed to be confidential or proprietary by the Disclosing Party in writing to the Receiving Party within thirty (30) calendar days of such disclosure; or (c) by its nature, should reasonably be considered to be confidential or proprietary. With respect to Questcor, "Confidential Information" shall be deemed to also include (i) the Specifications; (ii) the Questcor Technology; and (iii) all business, financial and technical data of Questcor such as information regarding Questcor's plans, plants, processes, products, costs, equipment, operations, marketing plans, forecasts, customers or suppliers. With respect to BioVectra, "Confidential Information" shall be deemed to also include (i) its manufacturing processes and practices; (ii) the BioVectra technology; and (iii) all business, financial and technical data of BioVectra such as information regarding BioVectra's plans, plants, processes, products, costs, equipment, operations, marketing plans, forecasts, customers or suppliers.

         1.8 "Delivery Point" shall mean the Questcor ship-to location specified in the applicable Purchase Order for shipment of the ordered Product.

         1.9 "FDA" shall mean the United States Food and Drug Administration or any successor entity thereof having or performing substantially the same function.

         1.10 "Firm Order" shall mean a binding commitment in writing made by Questcor to purchase Product in accordance with Section 5.

         1.11 "cGMP" shall mean all laws, guidelines and regulations applicable to the manufacture of Product including the current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, as the same may be amended or re-enacted from time to time, and international guidelines and regulations such as ICH Q7A.

         1.12 "Non-Process Related Impurities" shall mean any substance that would not be present as a result of the process used to manufacture Product in compliance with cGMP.

         1.13 "Product" shall mean the chemical substances or the formulation(s) thereof thereof listed in Schedule 1, attached hereto.

         1.14 "Product Recall" shall mean any recall, withdrawal, field correction or other action to

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                  recover possession of quantities of the Product shipped or sold to Third Parties resulting in the event that (i) any government authority or other regulatory agency issues a request, directive or order that any Product or drug products derived from Product be recalled, (ii) a court of competent jurisdiction orders such a recall, (iii) Questcor reasonably determines after consultation with BioVectra that any Products should be recalled because they do not conform to the Specifications or other requirements of this Agreement at the time of shipment by BioVectra or (iv) Questcor reasonably determines that any Products should be recalled for any reason.

         1.15 "Purchase Order" shall mean a written order for the purchase of Product duly executed by Questcor and transferred to BioVectra via mail, facsimile or electronically, and setting forth the quantity of Product ordered, the required delivery date, the Delivery Point, the price for the Product, the Purchase Order number, the name of the requester, and any special terms and conditions relevant to the particular Purchase Order (special terms and conditions are those that are not preprinted).

         1.16 "Quality Assurance" shall mean the total organized arrangements made with the object of ensuring that Product is of the quality required for its intended use and that quality systems are maintained so that all of the provisions set forth in Section 7.1.1 and in Section 9 of this Agreement are met.

         1.17 "Quarter" shall mean the period of three consecutive calendar months ending 31 March, 30 June, 30 September and 31 December.

         1.18 "Change" or "Deviation" shall mean any planned or unplanned deviation, variance or change.

         1.19 "Specifications" shall mean the specifications and quality assurance and other testing for the Product which will be attached hereto as Schedule 2, and made a part hereof, as determined in accordance with the analytical methodology set forth therein, as such Specifications may be amended from time to time in writing by mutual agreement of the Parties.

         1.20 "Third Party" shall mean any party other than Questcor, BioVectra and their respective Affiliates and agents.

         1.21     "Section" shall mean a Section of this Agreement.

         1.22 "NDA" means a New Drug Application as defined in and contemplated by the Act.

         1.23 "DMF" means the Drug Master File pertaining to the manufacture of the Product.

2.       SUPPLY OF PRODUCT

         2.1 Supply and Purchase. BioVectra agrees to manufacture for and supply to Questcor or its designee on an exclusive basis such quantities of Product as Questcor may order from BioVectra, and Questcor agrees to purchase such quantities of Product from

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                  BioVectra, in accordance with the terms and conditions of this
                  Agreement. Questcor shall be obligated to purchase a minimum of One Hundred Eighty (180) kilograms of Product under this Agreement.

         2.2 Equipment. Questcor will provide to BioVectra at no cost to BioVectra the equipment required to manufacture Product in accordance with the manufacturing process specified by Questcor, which equipment (and the location thereof) are listed on Schedule 5 attached hereto. BioVectra will be responsible for the costs of installation of the equipment, and providing adequate facilities to house the equipment. BioVectra will receive written authorization from Questcor prior to contracting to purchase additional equipment as may be required to produce Product for Questcor hereunder.

         2.3 Applicability and Hierarchy of Terms. The terms and conditions of this Agreement shall apply to any Purchase Order issued by Questcor to BioVectra during the term of this Agreement for the Product that is the subject of this Agreement, whether or not this Agreement or its terms and conditions are expressly referenced in the Purchase Order. In the event of a conflict between the pre-printed terms provided in any Purchase Order and the terms of this Agreement, the terms of this Agreement shall prevail.

         2.4 Maintenance of Equipment. BioVectra shall be responsible for maintaining Questcor equipment (and any other BioVectra equipment required to manufacture Product) in good working order. Maintenance required of BioVectra includes, but is not limited to, preventative maintenance, calibration and repairs.

         2.5 Use of Questcor Equipment. Questcor equipment is to be only used to manufacture the Product for Questcor hereunder.

3.       TERM AND TERMINATION

         3.1 Term. This Agreement shall commence on the Effective Date and shall continue in effect through December 31, 2007 (the "Initial Term"), unless terminated earlier as provided herein. Questcor, with the prior written approval of BioVectra, may extend this Agreement for successive two (2) year periods (each an "Extension Period") by giving BioVectra written notice of such extension of the Agreement at least ninety (90) calendar days prior to the expiration of the Initial Term or the applicable Extension Period, as the case may be, provided, however, that any refusal by BioVectra shall not be effective unless and until it provides for at least twenty-four (24) months prior written notice to Questcor of BioVectra's intention to end this supply relationship.

         3.2 Termination Without Cause. Questcor may terminate this Agreement at any time without cause upon twelve (24) months prior written notice to BioVectra. Such termination shall not affect the Parties' obligations with respect to Purchase Orders issued to BioVectra by Questcor, nor relieves Questcor of its obligation to purchase minimum quantities as specified in Section 2.1 prior to the effective date of such

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                  termination. BioVectra may terminate this Agreement without cause and without liability upon twenty-four (24) months prior written notice to Questcor, during which period Questcor shall endeavor in good faith to locate and qualify a substitute manufacturer for Product, but if such manufacturer cannot be located and/or qualified in such period, this Agreement shall be extended for one six (6) month period to give Questcor additional time to locate and qualify such a manufacturer

         3.3 Termination for Cause. Without prejudice to any other available legal or equitable rights or remedies, the Parties may terminate this Agreement immediately upon written notice to the other Party as follows:

                  3.3.1 Material Breach. Either Party may terminate this Agreement in the event of the material breach by the other Party of the terms and conditions hereof ("Default"), through no fault of the non-Defaulting Party, which remains uncured ninety (90) calendar days after the non-Defaulting Party provides written notice of such Default to the Defaulting Party; provided however, that in the event that the Defaulting Party reasonably believes that the Default is incapable of being cured within such ninety (90) day period, then the Defaulting party shall provide written notice to the non-Defaulting Party within seven (7) calendar days from the date of the notice of such Default, specifying that such Default is not capable of being cured within such period and the actions the Defaulting Party is taking to diligently cure such Default, and the non-Defaulting Party may, in its sole discretion, agree in writing to extend the time period for curing such Default for up to an additional thirty (30) calendar days or such time as is reasonably necessary to cure such Default.

                  3.3.2 Insolvency; Bankruptcy. Either Party may terminate this Agreement in the event that the other Party (a) becomes insolvent; (b) makes an assignment for the benefit of creditors; (c) files or has filed against it a petition in bankruptcy; (d) has a receiver appointed for its assets; or (e) is dissolved or liquidated.

                  3.3.3    Continued Manufacture. Termination under this Section
                           3.3 shall not cause Product to be unavailable to persons who are in need thereof. In the event this
                           Section 3.3 becomes applicable, the Parties agree to collaborate in good faith to develop a new source of manufacture thereof so as to keep Product available in the marketplace for the benefit of the users thereof. Questcor agrees to diligently locate and qualify a new manufacturer of the Product and BioVectra agrees that it will not discontinue manufacture of the Product until such new manufacturer is qualified; provided, however, that if BioVectra's inability to manufacture specification - conforming Product is the basis for termination under
                           Section 3.3.1 above, then Questcor shall not obligate BioVectra to manufacture further non-conforming Product, but BioVectra agrees that it will, to the best of its ability, correct any deficiencies at its own expense and manufacture specification-conforming Product hereunder after

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                           any such notice of termination is received until such
                           new manufacturer is qualified.

                  3.3.4 Transfer of Materials and Equipment. If this Agreement is terminated under this Section 3.3, BioVectra shall promptly transfer to Questcor or Questcor's designee, at Questcor's written request and expense, all raw materials purchased by Questcor and supplied to BioVectra and all Questcor equipment.

4.       PRICE AND PAYMENT

         4.1 Price of Product. The price for Product provided hereunder shall be as set forth in Schedule 3 to this Agreement. Such prices shall be firm through the entire "Initial Term" and through any subsequent contract extensions.

         4.2 Price Adjustments. The price for Product may only be adjusted as provided in Schedule 3 hereto.

         4.3 Billing and Payment. BioVectra will submit invoices to Questcor at the address designated in the applicable Purchase Order. Invoices shall include the following information, where applicable: the description and quantity of Product delivered; the date of shipment of Product; the price for the Product; any applicable taxes, transportation charges or other charges provided for in the applicable Purchase Order; and the applicable Purchase Order number. Questcor shall pay all invoices to BioVectra in U.S. dollars within thirty (30) days from when the Product is delivered to or on behalf of Questcor at the Delivery Point, provided that: i) Questcor has received from BioVectra complete and accurate certificates of analysis and any other Process records required to be provided to Questcor pursuant to the provisions of Section 9 for such lot;
                  ii) Questcor or its designee has actually received the applicable lots of Product; and iii) the lot (or partial lot) is not rejected by Questcor or its designee. In the event that any shipment does not contain the entire invoiced quantity of Product, Questcor shall only be obligated to pay for the quantity of Product actually received by or on behalf of Questcor. Payment by Questcor shall not result in a waiver of any of its rights under this Agreement.

         4.4 Documentation Delays. For each day that such complete and accurate required documentation is delayed, the due and payable date of the related invoice will be delayed by one (1) business day. Questcor will notify BioVectra if payment is to be delayed due to incomplete or inaccurate documentation stating in sufficient detail the reasons therefor. Questcor shall not be obligated to make payment for a lot of Product if Product is rejected. If a lot of rejected Product is subsequently approved by Questcor, Questcor shall pay BioVectra for such lot within thirty (30) calendar days following such approval date.

         4.5 Disputed Amounts. If Questcor disputes in good faith all or any portion of any invoice submitted by BioVectra, Questcor shall be required to pay that portion of the invoiced amount that is not in dispute. In such event, Questcor shall notify BioVectra in writing of the amount and nature of the dispute within thirty (30) calendar days

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                  after receipt of the applicable invoice, and the Parties shall promptly attempt in good faith to amicably resolve such dispute. Once the matter is resolved, Questcor shall promptly pay any amount as may be due BioVectra.

         4.6 Taxes. The Prices stated in this Agreement or a Purchase Order include all taxes except such sales and use taxes that BioVectra is required by law to collect from Questcor. Such taxes, if any, will be separately stated in BioVectra's invoice and will be paid by Questcor to BioVectra unless an exemption is available. BioVectra shall be responsible for the timely payment of all such taxes to the applicable taxing authority, and BioVectra shall pay (without reimbursement by Questcor), and shall hold Questcor harmless against, any penalties, interest or additional taxes that may be levied or assessed as a result of the failure or delay of BioVectra to pay any taxes. Questcor shall be responsible for any duties that result from BioVectra shipping Product to any Questcor designated Delivery Point.

5.       FORECASTS AND FIRM ORDERS

         5.1 Forecasts. Questcor shall provide to BioVectra quarterly forecasts of its estimated requirements for Product ("Forecast"). Questcor shall provide such Forecasts to BioVectra at least sixty (60) calendar days before the beginning of each calendar Quarter during the Term of this Agreement (beginning with the first Quarter in which Questcor intends to purchase Product hereunder), and such Forecasts shall provide an estimate of Questcor's requirements for Product for such Quarter and for the next succeeding three (3) Quarters. Such Forecasts shall be estimates for planning purposes only and shall not constitute commitments by Questcor to purchase Product. Questcor shall only be obligated to purchase such quantities of Product as may be ordered by Questcor pursuant to a Purchase Order issued by Questcor to BioVectra, as provided in Section 5.2 below.

         5.2 Firm Orders. BioVectra will provide Product to Questcor pursuant to orders placed by Questcor in the form of individual Purchase Orders issued by Questcor to BioVectra. At least forty-five (45) calendar days prior to the beginning of each Quarter during the Term of this Agreement, beginning with the first Quarter in which Questcor intends to purchase Product under this Agreement, Questcor shall issue a Purchase Order for its requirements of Product for such Quarter. Questcor shall ensure that BioVectra has sufficient raw materials therefor in accordance with Section 9.2.1 below.

6.       DELIVERY; ACCEPTANCE; TITLE; RISK OF LOSS

         6.1 Delivery of Product. BioVectra will deliver Product to Questcor FOB, Charlottetown, per UCC Section 2-319(1)(a), at the Delivery Point by the date(s) specified in the applicable Purchase Order (the "Delivery Date"). BioVectra may not deliver Product more than seven (7) calendar days prior to such Delivery Date without the prior written consent of Questcor. Questcor shall not be obligated to accept any untimely, incomplete shipments less than sixty five percent (65%) of the Purchase

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                  Order amount or excessive shipments greater than one hundred thirty five percent (135%) of the Purchase Order amount, and such shipments, in whole or in part, may, at Questcor's option, be returned to BioVectra or held for disposition at BioVectra's expense and risk.

         6.2 Timely Delivery. In the event that BioVectra fails to deliver fully conforming Product by the Delivery Date, Questcor, at its option and in addition to any of its other rights or remedies, may: (a) require BioVectra to expedite delivery of Product at BioVectra's own expense; (b) extend the required Delivery Date; or (c) cancel the applicable Purchase Order.

         6.3 Transportation. BioVectra will be responsible for routing of all freight, unless Questcor specifies otherwise in writing for a particular Purchase Order. Questcor shall be responsible for all transportation charges on Product shipped from BioVectra to Questcor or its designee, subject to Section 6.2(a) above. BioVectra shall bear the cost of transportation for Product shipped to Questcor or its designee to replace non-conforming or defective Product, and BioVectra shall bear the cost of transportation for Product returned to BioVectra by Questcor due to any defect or non-conformance, whether for the convenience of BioVectra or pursuant to a demand by Questcor as provided herein.

         6.4 Title and Risk of Loss. Title to and risk of loss of or damage to the Product sold hereunder shall pass to Questcor upon loading of the Product at BioVectra, Charlottetown. Questcor shall assume the risk of loss of or damage to the Product after such loading of the Product at BioVectra, except to the extent that such loss or damage results from the negligence or willful misconduct of BioVectra or its representatives, for which BioVectra shall retain the risk of loss of or damage to Product.

         6.5 Acceptance; Rejection. All Product delivered by BioVectra to Questcor or its designee shall be subject to inspection by or on behalf of Questcor and Final Release (as defined in Section 9 below) by Questcor's Quality Assurance representative. Questcor may, on written notice to BioVectra within sixty (60) calendar days from receipt of delivery, reject any Product that does not fully conform to the requirements of this Agreement and the applicable Purchase Order, and Questcor may return any shipment or any portion of any shipment that does not fully conform. Payment for Product by Questcor shall not constitute acceptance thereof. Questcor may revoke its acceptance of any Product in the event that any non-conformance is discovered after acceptance by Questcor.

7.       REPRESENTATIONS AND WARRANTIES

         7.1 Warranties by BioVectra. BioVectra represents and warrants to Questcor that:

                  7.1.1 Product. All Product provided to Questcor by BioVectra pursuant to this Agreement:

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                           (a)      Will conform in all respects with the
                                    Specifications for such Product in effect at the time title to such Product passes from BioVectra to Questcor pursuant to this Agreement;

                           (b) Will not be adulterated or misbranded within the meaning of the Act or any similar law of any other jurisdiction; will be free from Non-Process Related Impurities; and will be free of any defects;

                           (c) Will not have been manufactured with Deviation(s) unless approved in writing by Questcor prior to release by BioVectra and subsequent delivery of the Product to Questcor or its designee;

                           (d) Will conform to and will be manufactured, packaged, labeled, stored and shipped in conformity with FDA regulations, cGMP requirements, the Specifications, the NDA pertaining to the Product, and all applicable national, federal, state, provincial, and local laws, orders, rules and regulations.

                           (e) Will be manufactured, packaged and stored in facilities that are approved by the applicable regulatory authorities for the manufacture of Product at the time of such manufacture, packaging and storage, to the extent such approval is required by law or regulation.

                  7.1.2 Title. BioVectra has good title to all Product provided to Questcor pursuant to this Agreement and passes such title to Questcor free and clear of any security interests, liens, or other encumbrances.

                  7.1.3 Debarment. BioVectra represents and warrants that it is not debarred under subsections 306(a) or (b) of the Act and that it has not and will not use in any capacity the services of any person or entity debarred under such law with respect to its performance of this Agreement. BioVectra will immediately notify Questcor in the event that it or any such person or entity is debarred during the term of this Agreement.

                  7.1.4 No Conflict. The execution, delivery and performance of this Agreement by BioVectra does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; BioVectra is not currently a party to, and during the term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

                  7.1.5 Authority. BioVectra is validly existing and in good standing under the laws of the province of its incorporation and has the corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by BioVectra and constitutes the valid and binding obligation of BioVectra, enforceable against it in accordance with its terms except as

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                                  Page 9 of 42

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                                    enforceability may be limited by bankruptcy,
                                    fraudulent conveyance, insolvency,
                                    reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of BioVectra, its officers and directors.

                  7.2 Breach of Warranty by BioVectra. In the event that any Product does not meet any of BioVectra's warranties then, in addition to any other rights or remedies available to Questcor, BioVectra shall, at Questcor 's option, either use its best efforts to replace the non-conforming Product as soon as practicable or promptly refund the payments by Questcor for such non-conforming Product.

                  7.3 Independent Laboratory Testing. If Questcor and BioVectra are unable to agree as to whether any Product conforms to the Specifications for such Product, the Parties shall cooperate to have the Product in dispute analyzed by an independent testing laboratory of recognized repute selected by BioVectra and approved by Questcor, which approval shall not be unreasonably withheld, conditioned or delayed. The results of such laboratory testing shall be final and binding on the Parties on the issue of conformance of the Product to the Specifications. If the Product is determined to so conform, then Questcor shall bear the cost of the independent laboratory testing and pay for the Product in accordance with this Agreement. If the Product is determined not to conform, then BioVectra shall bear the cost of the independent laboratory testing, and BioVectra shall, at Questcor's sole discretion, within thirty (30) calendar days of the date of such determination, either replace the rejected Product at no cost to Questcor or promptly refund to Questcor the price paid for such Product.

                  7.4 Warranties by Questcor. Questcor represents and warrants to BioVectra that:

                           7.4.1 No Conflict. The execution, delivery and performance of this Agreement by Questcor does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; Questcor is not currently a party to, and during the term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

                           7.4.2 Authority. Questcor is validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Questcor and constitutes the valid and binding obligation of Questcor, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution,

                                                             [      ]  [       ]
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                                  Page 10 of 42

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                                    delivery and performance of this Agreement
                                    have been duly authorized by all necessary action on the part of Questcor, its officers and directors.

8.       PRODUCT RECALLS

         8.1 Cooperation. In the event of any Product Recall, the Parties shall take all appropriate corrective actions and shall cooperate in the investigations and all necessary activities surrounding the Product Recall.

         8.2 Consultation. In the event that BioVectra or Questcor determines that Product should be recalled, the Parties shall consult with each other prior to taking any corrective actions. Given that in the marketplace the Product is or will be associated with Questcor, in no event shall BioVectra institute a Product Recall without the prior written approval of an officer of Questcor.

         8.3 Product Recall Caused by BioVectra. To the extent that any Product Recall results from any cause or event arising from the manufacturing, packaging, labeling, testing, storage, or handling of the recalled Product by BioVectra, by any breach of BioVectra's warranties, by any materials or facilities provided by BioVectra, or otherwise by the acts or omissions of BioVectra or its agents, BioVectra shall be responsible for all expenses of such Product Recall.

         8.4 Product Recall Caused by Questcor. To the extent that any Product Recall results from any cause or event arising from the Specifications, the raw materials supplied by or on behalf of Questcor, marketing, distribution, shipment, handling (after title passes to Questcor) or sale of the recalled Product by Questcor or its Affiliates or designee at the Delivery Point, or the negligence of Questcor or its Affiliates or designee at the Delivery Point, Questcor shall be responsible for all expenses of such Product Recall, including, without limitation, reasonable and necessary expenses incurred by BioVectra after written notification to Questcor and written approval by Questcor therefor.

         8.5 Expenses of Product Recall. In the event that a Product Recall is caused by BioVectra, BioVectra shall be liable to reimburse Questcor for all expenses of such Product Recall, including, without limitation, the following: (i) all amounts paid by Questcor to BioVectra for the Product subject to the Product Recall, (ii) all reasonable costs and expenses incurred and not recovered by Questcor directly resulting from such Product Recall (including, without limitation, shipping charges, hours spent coordinating the Product Recall, expenses of notification and destruction or return of the recalled Product, all costs associated with the distribution of replacement Product, and all other costs incurred in connection with such Product Recall). The foregoing remedies shall be in addition to such other rights and remedies as Questcor may have under this Agreement and applicable law.

         8.6 Disputes Regarding Cause of Product Recall. If the Parties are unable to agree as to which Party's acts or omissions gave rise to a Product Recall, such dispute shall be referred for decision to a mutually agreed upon independent expert of recognized

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                                  Page 11 of 42

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                  repute (acting as an expert and not as an arbitrator, and who may be an attorney knowledgeable in FDA/pharmaceutical product recall law) selected by Questcor and approved by BioVectra, which approval shall not be unreasonably withheld, conditioned or delayed. The results of such independent expert shall be final and binding on the Parties on the issue of which Party's acts or omissions gave rise to the Product Recall. The costs of such independent expert shall be borne by the Party determined to be responsible for the Product Recall.

         8.7 Notification Regarding Product Recall. Subject to Section 8.2 above, in the event that any Product Recall is required because Product violates applicable laws, regulations, agreed upon Specifications, the NDA pertaining to the Product, or is deemed unacceptable for some other reason, whether or not such action is requested by any governmental agency, the initiating Party shall notify the Quality Assurance Representative of the other Party as soon as possible, but not later than the end of the next business day following the decision to implement such action.

9.       QUALITY ASSURANCE

         9.1 Change Control. BioVectra will utilize a documented system of procedures for the control of changes to raw materials, packaging materials, suppliers, equipment, manufacturing methods, Product, intermediates and raw materials specifications, sampling, test methods, and release requirements, consistent with cGMPs, all applicable laws, rules and regulations, including the NDA pertaining to the Product, and industry standards. BioVectra shall not implement any Change without the express prior written approval of Questcor. BioVectra will submit any proposed Change to Questcor in writing for its review, using the Deviation/Change Form attached hereto as Schedule 4. The Parties will provide written responses to requests from the other pursuant to this
                  Section 9.1 as soon as commercially possible but in no event more than twenty (20) business days from receipt of the request from the other Party hereto. All updates to BioVectra's DMF (and any other of BioVectra's regulatory documents) related to the Product (or manufacture of the Product) are the responsibility of BioVectra. Updates to regulatory applications such as the NDA pertaining to the Product are the responsibility of Questcor

         9.2      Raw Materials.

                  9.2.1 Procurement of Raw Materials. BioVectra will utilize a documented system of procedures to evaluate, qualify and approve raw materials and suppliers.

                           BioVectra is responsible for procuring suitable raw materials (other than pituitary gland starting material and oxycellulose gauze) from the approved and qualified sources.

                           Questcor, at Questcor's expense, shall provide pituitary gland starting material and oxycellulose gauze to BioVectra in amounts required for BioVectra to

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                                  Page 12 of 42
                           fulfill its supply obligations to Questcor hereunder. In this regard, Questcor will provide sufficient quantity of appropriate quality pituitary gland starting material and oxycellulose gauze necessary to fulfill Questcor's obligation to purchase minimum quantities of Product as set forth in Section 2.1 above.

                  9.2.2 Inspection and Testing of Raw Materials. BioVectra must utilize documented material inspection plans and testing procedures. The results of this inspection and testing must be in accordance with BioVectra established specifications and the NDA pertaining to the Product.

                           BioVectra shall inspect all containers of raw materials (including the pituitary gland starting material) promptly upon receipt by BioVectra. BioVectra will inspect and/or test all raw materials on a batch-by-batch basis. BioVectra may accept and release certain starting materials utilizing the COA with abbreviated or no additional testing. However, a minimum of an identification test is required unless the material is too hazardous or reactive to sample.

                  9.2.3 Storage and Handling of Raw Materials. BioVectra agrees to store and handle the materials under appropriate conditions, consistent with cGMPs, all applicable laws, rules and regulations, including the NDA pertaining to the Product, and industry standards.

                           BioVectra agrees to store Product labeling materials under appropriate controlled and secured conditions, consistent with cGMPs, all applicable laws, rules and regulations, including the NDA pertaining to the Product, and industry standards.

                           BioVectra shall have all necessary and appropriate controls in place to prevent cross-contamination of the raw materials and intermediates used in the manufacture of Product from other chemicals stored, used, or manufactured by BioVectra, including but not limited to potent hormones, cytotoxic compounds, beta-lactams, highly potent drugs, biological preparations or non-pharmaceutical chemicals.

                  9.2.4 Transmissible Spongiform Encephalopathies (TSE) Compliance. Upon request by Questcor, BioVectra will promptly provide a written TSE declaration that all materials (except porcine pituitary glands and porcine gelatin supplied by or on behalf of Questcor) used by BioVectra to manufacture Product are free from animal derived material. BioVectra shall obtain such written TSE declarations from each supplier of raw material used in the manufacturing of Product and shall maintain such TSE declarations for inspection by Questcor upon its request.

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                                  Page 13 of 42

                           If BioVectra is unable to provide the above mentioned declaration(s), BioVectra must comply with applicable TSE laws and regulations and must supply all associated TSE documentation, as requested by Questcor, during the Term. Such documentation may include, but is not limited to, an application for a TSE Certificate of Suitability in accordance with European Directive 75/318/EEC as amended by directive 1999/82/EEC, the note for guidance EMEA/410/01 rev1, as amended and AP-CSP (99)4, Appendix 2, as amended.

                  9.2.5 Certificate of Compliance for Animal Derived Components. BioVectra is to issue a Certificate of Compliance (signed by BioVectra's Head of Quality Assurance) that states that the only animal derived components used in the manufacture of Product are porcine pituitary glands and porcine gelatin. This Certificate of Compliance is to be included in each lot batch record. The format of a Certificate of Compliance approved by Questcor is attached hereto as
                           Schedule 6.

         9.3 Product Specifications. BioVectra will manufacture, package, label and handle all Product in conformance with, and in order for the Product to be in conformance with, the Specifications and the NDA pertaining to the Product.

         9.4 Manufacturing and Packaging of Product. BioVectra shall manufacture, package, and label all Product in accordance with specific procedures and instructions consistent with cGMPs, all applicable laws, rules and regulations, and the NDA pertaining to the Product, and industry standards.

                  BioVectra will prepare all appropriate and required manufacturing and packaging batch documentation for each batch of Product manufactured pursuant to this Agreement. BioVectra shall retain such batch documentation in accordance with any document retention schedules provided by Questcor and as required in order to comply with applicable regulatory requirements. BioVectra will make any such batch documentation available for review and inspection by Questcor and/or any regulatory personnel, and BioVectra shall provide to Questcor all such batch documentation upon the expiration or termination of this Agreement or upon request by Questcor.

                  BioVectra shall have all necessary and appropriate controls in place to prevent cross-contamination of Product and intermediates used in the manufacture of Product from other chemicals stored, used, or manufactured by BioVectra, including but not limited to potent hormones, cytotoxic compounds, highly potent drugs, biological preparations or non-pharmaceutical chemicals. Beta-lactam and cephalosporin antibiotics must be handled in facilities separate from those in which Product is manufactured and packaged.

                  BioVectra shall assure that materials in its possession containing any potentially hazardous component are sufficiently isolated and segregated from the Product

                                                             [      ]  [       ]
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                                  Page 14 of 42
                  manufactured for Questcor. BioVectra shall make Questcor aware of the presence of any potentially hazardous products and will adhere to all reasonable requests of Questcor with respect to the storage of such materials. BioVectra will adhere to any regulatory requirements or restrictions with respect to the storage of raw materials, intermediates, or Product.

                  BioVectra will destroy any waste material or labeling materials in a secure and legal manner, in order to prevent unauthorized use and/or environmental problems.

         9.5 Inspection and Testing of Product. BioVectra will perform the inspection and testing of Product as provided in Schedule 2 to this Agreement. Questcor reserves the right to inspect and/or test all batches of the Product delivered to Questcor or any Questcor designee.

                  BioVectra will provide to Questcor a complete copy of the entire batch record that shall include but not be limited to
                  (i) COA, (ii) executed batch record, (ii) all testing results conducted by BioVectra and/or independent testing labs contracted by BioVectra, (iii) Certificate of Compliance concerning animal derived components (per Section 9.2.5 above), (iv) Deviation final reports that have been approved by Questcor, and (v) any other associated documentation mutually agreed to by both Parties for each batch of Product delivered. BioVectra will deliver the complete batch record and associated documents with each batch no later than the time of delivery of the batch by BioVectra to Questcor or its designee.

         9.6 Notification and Approval of Deviations. BioVectra will have a documented system for handling Deviations, Deviation investigations, and corrective actions. All Deviations will be investigated and fully documented by BioVectra. BioVectra is to notify Questcor within five (5) business days from the time that BioVectra discovers the Deviation. All Deviations (including the final report which outlines the Deviation, investigation and corrective actions taken) must be reviewed and approved by Questcor. BioVectra will retain such documentation as part of the batch documentation for the batch affected. Shipment of a lot shall not occur until Questcor has approved all Deviations.

         9.7 Release and Shipment of Product. BioVectra has the responsibility to release the Product for shipment to Questcor or its designee, provided, however, that if Product does not meet the Specifications in all respects, without any deviations not approved by Questcor, the Product can be released only with the prior written consent of Questcor.

                  BioVectra will not ship any Product to any Delivery Point, as identified by Questcor, until the Product is released.

         9.8 Retained Samples of Product. BioVectra shall retain samples of all Product batches in accordance with the retention schedule mutually agreed upon but for no less than seven (7) years. The amount of such retained samples shall be of sufficient quantity to conduct at least full Specification analyses in duplicate. BioVectra shall store the

                                                             [      ]  [       ]
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                                  Page 15 of 42
                  retained samples under appropriate Product label storage conditions in a secure area and in a suitable storage facility, consistent with cGMPs, all applicable laws, rules and regulations, and industry standards. All such samples shall be available for inspection by Questcor during any audit by Questcor of BioVectra's facilities or upon reasonable notice to BioVectra by Questcor.

         9.9 Storage of Product. BioVectra agrees to store the Product under appropriate Product storage conditions and in a secure area, consistent with cGMPs, all applicable laws, rules and regulations, and the NDA pertaining to the Product, and industry standards.

         9.10 Annual Product Quality Review(s). BioVectra will prepare and provide to Questcor a Product Quality Review Report ("PQRR") on an annual basis, consisting of a systems review to confirm
                  1) processing, 2) that Product consistently meets the Specifications and limits, 3) identification of any significant trends (data or nonconformance) and 4) continued support for established retest dating. Such PQRR shall be provided by BioVectra to Questcor within thirty (30) calendar days from each one-year anniversary of the Effective Date of this Agreement or such other times as may be mutually agreed upon by the Parties.

         9.11 In addition, Questcor and BioVectra will meet as necessary to review quality issues related to the obligations and responsibilities as described in this Agreement. During this review, quality issues related to the past production by BioVectra of Product will be reviewed. The information presented and discussed during this review meeting will be documented by BioVectra and submitted to Questcor for its review and approval.

         9.12 Complaints about the Product. BioVectra will have a documented system to receive, communicate with Questcor, investigate, and resolve all complaints related to Product. BioVectra will investigate the complaints as requested by Questcor and provide a written report on the results of the investigation to Questcor within thirty (30) calendar days. If necessary, Questcor will communicate with the customers and/or the regulatory authorities the results of the complaint investigation.

         9.13 Returned Goods. BioVectra will have a documented system for handling returned goods, consistent with cGMPs, all applicable laws, rules and regulations, and industry standards.

         9.14 Audits and Inspections of Facilities and Product. BioVectra will notify Questcor of any inspections of BioVectra's facilities used in the manufacture or storage of Product, or other actions that could potentially impact Product, by any regulatory agencies or other enforcement entities. BioVectra will provide Questcor with a written summary describing all results of inspections within thirty (30) days after the visit or inquiry. If any inspection is specifically related to the Product, BioVectra shall promptly inform Questcor and give Questcor representatives the opportunity to participate, at Questcor's expense, in the inspection.

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                                  Page 16 of 42

                  Questcor reserves the right to audit BioVectra's facilities, systems, and documentation as they relate to the manufacture and control of Product, and to assure compliance with this Agreement, including but not limited to Product manufacturing, storage, quality control, environmental compliance and health and safety compliance. These audits may be performed on a periodic basis at times mutually agreed upon by both Parties. The right to audit will also cover any subcontractors (e.g. a contract laboratory) if utilized by BioVectra. Questcor also reserves the right to be present at BioVectra's facility during the manufacture of Product.

10.      CONFIDENTIALITY

         10.1 Restrictions. Except as otherwise provided in this Section 10, during the Term of this Agreement, including any renewals thereof, and for a period of ten (10) years thereafter: (i) each Party will hold the Confidential Information of the other Party in strict confidence and will protect such Confidential Information with at least the same degree of care that it exercises with respect to its own Confidential Information, which shall be no less than a reasonable degree of care; (ii) neither Party will disclose the Confidential Information of the other without in each instance obtaining the prior written consent of the Disclosing Party; (iii) each Party will use the Confidential Information of the other only as is necessary to fulfill its obligations under this Agreement and for achieving the purposes of this Agreement and not for any other purpose; and (iv) each Party will limit internal disclosure of the other Party's Confidential Information to its and its Affiliates' officers, employees or agents on a need-to-know basis for purposes of fulfilling its obligations under this Agreement and achieving the purposes of this Agreement, provided, however, that each of these officers, employees and agents shall have been advised of the confidential nature of the Confidential Information, are bound by these restrictions, and have been directed to treat such information confidentially and otherwise comply with this Agreement. In any event, the Receiving Party shall be responsible for any breach of the terms of this Agreement by any of its or its Affiliates' officers, employees or agents.

         10.2 Exceptions. Notwithstanding the provisions of Section 10.1 above, neither Party shall have any obligations with respect to information which the Receiving Party can demonstrate: (i) is or becomes generally available to the public other than through the Receiving Party's disclosure; (ii) was in the Receiving Party's possession prior to it being furnished by or on behalf of the Disclosing Party, provided that the Receiving Party's source had the legal right to disclose such information; (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that the Receiving Party's source had the legal right to disclose such information; (iv) is or becomes independently developed by an employee of the Receiving Party without access to the Confidential Information and without violating any of the Receiving Party's obligations under this Agreement; (v) is required to be disclosed to any governmental agency for purposes of obtaining patents or approvals to test or market the Product; or (vi) is required to be disclosed by order of any court of competent jurisdiction or other governmental authority, provided, however, that the Receiving Party shall provide to the Disclosing Party

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                                  Page 17 of 42
                  prompt written notice (but in no event less than fourteen (14) calendar days) prior to such disclosure so that the Disclosing Party may attempt by appropriate legal means to limit such disclosure at its cost and expense, and the Receiving Party shall endeavor in good faith to limit the disclosure and maintain the confidentiality of such Confidential Information to the maximum extent possible, provided, however, that nothing in this Agreement shall be deemed to require the Receiving Party to violate and law or judicial order.

         10.3 Return of Confidential Information. Each Party agrees to promptly return all Confidential Information and all copies thereof to the Disclosing Party, and to destroy all information created by Receiving Party that contains Confidential Information furnished by Disclosing Party, at the expiration or termination of this Agreement, or at any time prior to the expiration or termination of this Agreement upon the Disclosing Party's written request (provided, however, that the Receiving Party shall not be required to return such Confidential Information to the Disclosing Party prior to the expiration or termination or this Agreement that the Receiving Party reasonably requires in order to perform its obligations under this Agreement). Upon request of the Disclosing Party, the Receiving Party shall provide written certification of such return or destruction. Notwithstanding the foregoing, the Receiving Party may retain one (1) copy of such Confidential Information in its legal archive files solely for purposes of identifying such Party's obligations under this Agreement or complying with other legal requirements, including under the Act. Notwithstanding the Receiving Party's return and destruction of the Confidential Information, Receiving Party will continue to be bound by its obligation of confidentiality as otherwise provided herein.

11.      INDEMNIFICATION

         11.1 Indemnification by Questcor. Except as otherwise specifically provided in Section 11.2 below, Questcor shall indemnify, defend and hold harmless BioVectra, its Affiliates, and its and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, demands, losses, damages, judgments, settlement amounts, suits, actions, liabilities, costs and expenses (including, but not limited to, court costs and reasonable attorneys'
                  fees) arising out of or resulting from: (i) any negligence or willful misconduct of Questcor, its employees or agents in the use, handling (after title has passed to Questcor), shipment, distribution, marketing or sale of any Product; (ii) any injury or death to persons or theft of or damage to property resulting from the use, handling (after title has passed to Questcor), shipment, distribution, marketing or sale of any Product unless caused by defective or non-conforming Product;
                  (iii) the material default by Questcor in the performance of any obligation hereunder or Questcor 's breach of any of its warranties or representations hereunder; (iv) any labeling of any Product to the extent that such labeling has been supplied by or at the direction of Questcor and applied in accordance with instructions from Questcor; and/or (v) any proceeding instituted by or on behalf of a Third Party based upon a claim that the manufacture, use or sale of the Product infringes any intellectual property right, including any patent, trademark

                                                             [      ]  [       ]
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                                  Page 18 of 42

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                  or trade secret of such Third Party.

         11.2 Indemnification by BioVectra. Except as otherwise specifically provided in Section 11.1 above, BioVectra shall indemnify, defend and hold harmless Questcor, its Affiliates, and its and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, demands, losses, damages, judgments, settlement amounts, suits, actions, liabilities, costs and expenses (including, but not limited to, court costs and reasonable attorneys'
                  fees) arising out of or resulting from: (i) any injury or death to persons or theft of or damage to property caused directly or indirectly by defective or non-conforming Product or by the negligence or willful misconduct of BioVectra, its employees or agents; (ii) the material default by BioVectra in the performance of any obligation hereunder or BioVectra's breach of any of its warranties or representations hereunder;
                  (iii) BioVectra's negligent acts or omissions or willful misconduct in the manufacture, labeling, packaging, storage, or handling of Product; and/or (iv) BioVectra's failure to comply with the provisions of any applicable law or regulation, including, but not limited to, the NDA pertaining to the Product, those of the Act and those relating to the environment and health and safety.

         11.3 A Party (the "Indemnitee") which intends to claim indemnification under this Section 11 shall promptly notify the other Party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents, or any Third Party entitled to indemnification under Sections 11.1 or 11.2 above, intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter and the Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor; provided that such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitee, and the Indemnitee shall not be responsible for any attorneys' fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

         11.4 The provisions of this Section 11 shall survive the expiration or termination of this Agreement.

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                                  Page 19 of 42

12.      LIMITATIONS ON LIABILITY

         12.1 In no event shall either Party be liable to the other Party for any indirect, incidental, special, consequential, punitive or exemplary damages (including, but not limited to, damages based upon lost profits, business interruption, lost business, or lost savings) for any acts or failure to act under this Agreement, even if it has been advised of their possible existence. Notwithstanding the foregoing, there shall be no limitation on a Party's liability for claims: a) arising out of a breach of its confidentiality obligations under this Agreement; or b) arising out of its indemnification obligations under this Agreement.

                  BioVectra shall reimburse Questcor for loss or damage to (i) raw materials purchased by Questcor, supplied to BioVectra and stored at BioVectra and (ii) Questcor equipment. Reimbursement of raw materials and equipment shall be at replacement value.

13.      INSURANCE

         Each Party shall obtain and maintain at its expense during the term of this Agreement and for a period of at least one (1) year after the expiration or termination of this Agreement, all insurance coverage required by law as well as appropriate insurance coverage to protect against any and all claims or liabilities that may arise directly or indirectly as a result of its performance under this Agreement. In this regard, each Party shall maintain at least three million dollars ($3,000,000) of product liability insurance for the duration of this Agreement and for five (5) years thereafter.

14.      MISCELLANEOUS

         14.1 Independent Contractors. The relationship between Questcor and BioVectra is that of independent contractors and nothing contained in this Agreement shall be deemed to constitute or create any other relationship, including employment, partnership, agency or joint venture, between Questcor and BioVectra. Neither Party shall have any express or implied right or authority to employ any person as agent or employee for or on behalf of the other, or to bind or attempt to bind the other Party to any obligation with any Third Party. BioVectra has and retains full control and supervision over the performance of its obligations hereunder and over the employment, direction, compensation and discharge of all employees, agents and subcontractors it utilizes in the performance of such obligations. BioVectra is responsible for its acts and omissions and those of its employees, agents and subcontractors.

         14.2 Assignment and Subcontracting. BioVectra shall not assign any of its rights nor delegate or subcontract any of its duties under this Agreement without the prior written consent of Questcor. Any such attempted assignment of rights or delegation or subcontracting of duties without the prior written consent of Questcor shall be void and ineffective. Any such assignment, delegation or subcontracting consented to by

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra

                  Questcor shall not relieve BioVectra of its responsibilities and liabilities hereunder, and BioVectra shall remain liable to Questcor for the conduct and performance of each permitted delegate and subcontractor hereunder. Questcor shall have the right to assign this Agreement, in whole or in part, to any Third Party, provided, however, that such Third Party assumes in writing the rights, duties and obligations of Questcor as set forth in this Agreement that are being assumed by such Third Party and guarantees such in writing to BioVectra.

         14.3 Advertising and Publicity. BioVectra shall not use the name or any trademark, trade name, logo or symbol of Questcor or any Questcor Affiliates, or disclose any matters relating to this Agreement, in any advertising, promotion, press/publicity release, written articles or other form of public written disclosure without the prior written consent of Questcor. Questcor shall not disclose and matters relating to this Agreement nor issue any press/publicity release referring to BioVectra without the prior written permission of BioVectra, which shall not be unreasonably withheld, conditioned or delayed. It is understood by BioVectra that Questcor, as the holder of the Product NDA, will have to make certain disclosures and regulatory filings indicating that BioVectra is manufacturing the Product for Questcor.

         14.4 Force Majeure. Neither Party shall be liable for delays in performance or nonperformance in whole or in part due to any causes that are beyond its reasonable control and not due to its acts or omissions, such as acts of God, fire, strikes, embargo, war, acts of terrorism, acts of the government, or any other similar causes, but not acts which could be anticipated, such as raw material price increases, shortages of raw materials, or an increase in demand for Product. In such event, the Party delayed shall promptly give notice to the other Party, and shall endeavor in good faith to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible. The Party affected by the other Party's delay may elect to: (a) suspend performance and extend the time for performance for the duration of the event, or (b) cancel all or part of any part of the unperformed part of this Agreement or any individual Purchase Order(s) hereunder.

                  Questcor shall have the right, but not the obligation, to terminate this Agreement under this Section 14.4 upon not less than ninety (90) days written notice to BioVectra if BioVectra cannot, or appears unable in Questcor's good faith opinion, to supply Product hereunder to Questcor to meet Questcor's needs therefor due to a condition of Force Majeure.

         14.5 Notices. Any notice, communication, or statement required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when delivered to the person(s) listed below in any of the following manners: (i) in person; (ii) by registered or certified mail, postage pre-paid, return receipt requested;
                  (iii) by a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid; or (iv) by facsimile with the original promptly sent by any of the foregoing manners. Notice or receipt of a particular communication shall

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra
                  be considered given or received when actually received. Either Party may, by notice to the other, change the names and addresses given below for receipt of notices. 14.6 If to
                  BioVectra:

                           BioVectra dcl
                           Attn: Chief Executive Officer
                           16 McCarville Street
                           Charlottetown, Prince Edward Island
                           C1E2A6 Canada
                           Facsimile No.: (902) 628-2045
         With a copy to:
                           BioVectra dcl
                           Attn: VP, Finance
                           16 McCarville Street
                           Charlottetown, Prince Edward Island
                           C1E2A6 Canada
                           Facsimile No.: (902) 628-2045
         If to Questcor:

                           Questcor Pharmaceuticals, Inc.
                           3260 Whipple Road
                           Union City, California 94587
                           Attn: Chief Executive Officer
                           Facsimile No. (510) 400 -0715

         With a copy to:
                           Questcor Pharmaceuticals, Inc.
                           3260 Whipple Road
                           Union City, California 94587
                           Attn: VP Manufacturing
                           Facsimile No. (510) 400 -0715

         14.7 Non-Waiver. The failure of either Party to strictly enforce any of the terms or conditions of this Agreement shall not be considered as a waiver of any right hereunder nor shall it deprive that Party of the right at some other time to insist upon strict adherence to that term or condition or to any other terms or conditions.

         14.8 Severability. If any section, subsection, sentence or clause of this Agreement shall be adjudged illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of this Agreement as a whole or of any section, subsection, sentence or clause hereof not so adjudged, and the remaining terms and provisions of this Agreement shall remain unimpaired and in full force and effect.

         14.9 Paragraph Headings. All paragraph headings in this Agreement are for convenience of reference only and shall not be construed as a limitation of the scope of the

                                                             [      ]  [       ]
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                                  Page 22 of 42
                  particular sections to which they refer.

         14.10 Governing Law and Arbitration. This Agreement will be governed by the laws of the State of California U.S.A., without regard to its, or any other jurisdictions, conflicts of laws provisions or rulings. Any dispute, claim or controversy that may arise under, out of, in connection with or relating to this Agreement or any breach or default in the performance of the terms and conditions thereof, which cannot be settled by the Parties, shall be settled by final and binding arbitration in the English language in New York, New York, U.S.A. in accordance with the then-existing Rules of Commercial Arbitration (the "Rules") promulgated by the American Arbitration Association (the "AAA"). The arbitrator(s) shall apply the governing law as set forth above in this Section
                  14.10 and judgment upon the award of the arbitrator(s) may be entered in any court having appropriate jurisdiction.

         14.11 Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon the Parties hereto and upon their respective successors and permitted assigns. The Parties agree that this Agreement is not intended by either Party to give any benefits, rights, privileges, actions or remedies to any person, partnership, firm or corporation as a third party beneficiary or otherwise under any theory of law, except as expressly set forth herein.

         14.12 Survival of Obligations. The termination or expiration of this Agreement shall not affect the survival and continuing validity of the Sections entitled "Representations and Warranties; "Product Recalls", "Confidentiality", "Indemnification" and "Limitations on Liability" nor of any other provision that is expressly or by implication intended to continue in force after such termination or expiration. Termination or expiration of this Agreement shall not relieve either Party from full performance of any obligations incurred prior to the Effective Date of such termination or expiration.

         14.13 Schedules. All schedules referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

         14.14 Review by Legal Counsel. Each of the Parties agrees that it has had the opportunity to review this Agreement with its legal counsel. Accordingly, the rule of construction that any ambiguity in this Agreement is to be construed against the drafting Party shall not apply.

         14.15 Amendments. No modification, alteration or amendment of this Agreement or any Purchase Order(s) hereunder shall be binding upon the Parties unless contained in a writing signed and delivered by a duly authorized representative of each respective Party and specifically referring hereto or thereto, as the case may be.

         14.16 Counterparts. This Agreement and any amendment or supplement hereto may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement and any

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra
                  such amendment or supplement by any Party hereto will not become effective until counterparts hereof have been executed (i.e., signed and delivered) by both Parties hereto.

         14.17 Entire Agreement. This Agreement, together with any documents attached hereto, constitutes the entire agreement of the Parties with respect to its subject matter and merges and supersedes all prior discussions and writings with respect thereto. No modification to this Agreement shall be affected by the acknowledgment or acceptance of any purchase order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.

                  Notwithstanding the above, the Mutual Nondisclosure Agreement dated August 15, 2002 (a signed copy of which is attached hereto as Schedule 7) and the Equipment & Materials Transfer Agreement (a signed copy of which is attached hereto as Schedule 8) shall remain in full force and effect for the Initial Term, any Extension Period and the period of Confidentiality as set forth in Section 10.1 above, except for the provisions of the Equipment & Materials Transfer Agreement entitled: "Term; "Termination", "Development and Supply Agreement" and "Non-Binding Term Sheet", which shall be superseded hereby. In the event of any direct conflict of the terms and conditions of the Mutual Nondisclosure Agreement and the Equipment & Materials Transfer Agreement with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. The period of confidentiality of the Mutual Nondisclosure Agreement shall be as set forth in
                  Section 10.1 hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives to be effective as of the Effective Date set forth above.

QUESTCOR PHARMACEUTICALS, INC.             DIAGNOSTIC CHEMICALS LIMITED
                                        (doing business as BioVectra dcl)

Signature: /s/ David Medeiros           Signature: /s/ Gordon Rogers
           ----------------------                  -----------------------------

Name:      David Medeiros               Name:  Gordon Rogers

Title:     VP, Manufacturing            Title: VP, Finance & Corporate Systems

Date:      October 22, 2003             Date:  October 28, 2003

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra

                                   SCHEDULE 1

   To the April 1, 2003 Supply Agreement between QUESTCOR and BIOVECTRA DCL.

                                     PRODUCT

                          ACTHAR BULK CONCENTRATE (API)

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra

                                   SCHEDULE 2

    To the April 1, 2003 Supply Agreement between QUESTCOR and BIOVECTRA DCL.

                                 SPECIFICATIONS

ALL SPECIFICATIONS AND INSPECTION AND TESTING METHODS WILL BE CONSISTENT WITH THE DMF AND OTHER REGULATORY FILINGS FOR THE PRODUCT AND SUBSEQUENT UPDATES TO THE DMF AND OTHER REGULATORY FILINGS FOR THE PRODUCT INCLUDING:

         STARTING MATERIALS,

         API REGISTRATION SPECIFICATIONS,

         API CONTROL TARGETS, AND

         INSPECTION AND TESTING METHODS.

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra

                                   SCHEDULE 3

    To the April 1, 2003 Supply Agreement between Questcor and BioVectra dcl.

                                      PRICE

The price for ACTHar Gel shall be Nine Thousand Five Hundred Fifty-Five Dollars United States ($9,555 USD) per kilogram for the first One Hundred Eighty (180) kilograms of Product purchased by Questcor hereunder. The price for subsequent Product purchased by Questcor hereunder shall be Seven Thousand Six Hundred Seventy-five Dollars United States ($7,675 USD) per kilogram of Product. Documented raw material increases greater than three percent (3%) will be added to the price per kilogram on an actual cost basis, with documentation of the increase provided to Questcor in advance of any such adjustment being made.

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra

                                   SCHEDULE 4

    To the April 1, 2003 Supply Agreement between QUESTCOR and BIOVECTRA DCL.

                              DEVIATION/CHANGE FORM

CP0006-0

                                    BIOVECTRA

           STANDARD OPERATING PROCEDURE FOR WRITING AND MANAGING SOPS

ATTACHMENT 1: DOCUMENT CREATION/CHANGE CONTROL FORM

SOP Title:____________________________

SOP Form ID:__________________________          Date:___________________________

    Change Type:
[ ] Major
[ ] Minor

    Check One:
[ ] Annual Review
[ ] Revision
[ ] New Issue

SUMMARY OF CHANGES AND JUSTIFICATIONS
(Attach additional pages as necessary.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Comments: ______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                           _____________________________________________________
                                   Signature                  Date

                                                             [      ]  [       ]
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                                  Page 28 of 42

Reviewed by_____________________________________________________________________

Approved by_____________________________________________________________________

QA/RA Approval__________________________________________________________________

DOCUMENT CONTROL

[ ]   Revision History Ledger updated_____________________      ________________
                                          Signature                    Date

[ ]   Training Requirements Completed_____________________      ________________
                                          Signature                    Date

[ ]      Read and Understood

[ ]      Additional Training Required (Explain)_________________________________

                             _______________________

ATTACHMENT 2: REVISION HISTORY LEDGER

                                                 PERFORMED BY
 FORM ID   TITLE   REVISION #     COMMENTS    (INITIAL AND DATE)
---------  -----   ----------     --------    ------------------
________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

                                                             [      ]  [       ]
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                                 Page 29 of 42

FORM ID CP0006                            REVISION NO. Zero (0)
WRITTEN BY                                APPROVED BY

QA APPROVAL         EFFECTIVE DATE

                                                             [      ]  [       ]
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                                  Page 30 of 42

                                   SCHEDULE 5

         To the April 1, 2003 Supply Agreement between QUESTCOR and BIOVECTRA
DCL.

QUESTCOR PROVIDED EQUIPMENT AND LOCATION THEREOF

Item     Part Number  Description
 1       L-8269       SS Pot
 2       NC-5735      Pump
 3       L-4244       MOD I Recon Pot
 4       NC-3344      Pump
 5       L-8224       100 Gal SS Pot
 6       LM-4029      MOD IC Potentiation Tk
 7       NC-2849      Phenol Hood
 8       L-5750       Twin Shell V Blender
 9       L-6125       Fitzmill Comminutor
 10      N/A          MOD IC Recon Vessel
 11      N/A          MOD IC Glass Filter #1
 12      N/A          MOD IC Glass Filter #2
 13      N/A          Air/Nitrogen Filter
 14      NC-5262      Orion 310 PH Meter
 15      N/A          2 Glass bottles
 16      L-6780       AAAP G/L Blow Tank
 17      L-6511       18" Buchner Funnel
 18      L-4490       Millipore Cart, Housing
 19      L-9119 D     Pot
 20      L-9119 E     Pot
 21      L-9119 F     Pot
 22      L-9119 (2)   Pots
 23      L-4066       AAAP Oven and Trays
 24      L-5912       Wiley Mill
 25      L-6965       Scale 0-200KG
 26      N/A          Bowl Stand For Centrifuge
 27      L-1629       MOD I Drum Roller
 28      L-6211       MOD I Drum
 29      L-4143       Bomb Freezer
 30      K-7652       AAP Precipitation Tank
 31      NC-3366      Scale
 32      N/A          2 Stainless Steel Pots
 33      K-7650       AAAP Extraction Tank
 34      L-6370       32% Gel Tank
 35      L-2154       North Centrifuge
 36      L-4092       South Centrifuge
 37      NC-2848      MOD IC Gel Bomb
 38      N/A          9 Stainless Steel Bombs
 39      L-9119 C     Utensil Cart

                                                             [      ]  [       ]
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                                  Page 31 of 42

 40             NC-2847                 MOD I Resin Column
 41(new)        N/A                     Berg - 12 Ton chiller
 42(new)        Not Assigned Yet        Amsco 3033 Autoclave
 43(new)        Not Assigned Yet        Reitschlie VC-100 Vacuum Pump
 44(new)        Not Assigned Yet        Welch 1374M-01 High Vacuum Pump
 45(new)        N/A                     Culligan Mixed Bed DI Water System

                                                             [      ]  [       ]
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                                  Page 32 of 42

                                   SCHEDULE 6

    To the April 1, 2003 Supply Agreement between QUESTCOR and BIOVECTRA DCL.

                 FORMAT OF AN APPROVED CERTIFICATE OF COMPLIANCE

    To the April 1, 2003 Supply Agreement between Questcor and BioVectra dcl

               (as referred to in Section 9.2.5 of that Agreement)

                            CERTIFICATE OF COMPLIANCE

The only animal-sourced materials used in the production of Acthar Bulk Concentrate, Lot YYYY, were porcine pituitary glands and porcine gelatin.

BIOVECTRA DCL

By: ________________________    ________________________

         Signature

         Date
_________________________________________________________
         Print name and title

                                                             [      ]  [       ]
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                                  Page 33 of 42

                                   SCHEDULE 7

    To the April 1, 2003 Supply Agreement between QUESTCOR and BIOVECTRA DCL.

             MUTUAL NONDISCLOSURE AGREEMENT (dated August 15, 2002)

THIS AGREEMENT is made on Aug 15, 2002, by and between Questcor Pharmaceuticals, Inc., a California Corporation located at 3260 Whipple Road, Union City, CA 94587 ("Questcor") and BioVectra,dcl LLC located at ("BioVectra").

1. Purpose. Questcor and BioVectra wish to evaluate the possibility of, establishing a business relationship. For this purpose, either party may disclose information it regards as confidential to the other.

2. Definition. "Confidential Information" means any information, technical data, or know-how, including, but not limited to, that which relates to research, development, products, biological materials, chemical compounds, processes, test data, animal studies, clinical trials, markets, inventions, marketing or finances, which Confidential Information is designated in writing to be confidential or proprietary, or if given orally, is confirmed promptly in writing as having been disclosed as confidential or proprietary. Confidential Information does not include information, technical data or knowhow which (i) is in the possession of the receiving party at the time of disclosure as shown by the receiving party's files and records immediately prior to the time of disclosure; or (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any action or inaction of the receiving party; or (iii) is approved for release by the disclosing party, or
(iv) is at any time disclosed to the receiving party by a third party without, to the knowledge of the receiving party, violation of any obligation of confidentiality.

3. Non-Disclosure of Confidential Information. Questcor and BioVectra each agree not to use the Confidential Information disclosed to it by the other party for its own use or for any purpose except as specified in paragraph 1. Neither will disclose the Confidential Information of the other to third parties or to its own employees and advisors except those employees and advisors who are required to have the information in order to evaluate it. Each agrees to advise such employees and advisors of the confidential nature of the information they are receiving, and to take all other reasonable steps to protect the secrecy of and avoid disclosure or use of Confidential Information of the other in order to prevent it from falling into the public domain or the possession of unauthorized persons. Each agrees to notify the other in writing of any misuse or misappropriation of such Confidential Information of the other which may come to its attention. .

4. Return of Material. Upon request, any materials or documents which have been furnished by one party to the other will be returned, accompanied by all copies of such documentation. Except that one copy may be retained for legal archival purposes.

5. Patent or Copyright Infringement. Nothing in this Agreement is intended to grant any rights under any patent or copyright of either party, nor shall this Agreement grant either party any rights in or to the others party's Confidential Information, except the limited right to review such Confidential Information solely for the purpose specified in

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra
paragraph 1.

6. Term. The foregoing commitments in this Agreement shall terminate on the later of five (5) years following the date of this Agreement, or five (5) years following the termination of any business relationship between the parties.

7. Q~ Neither this letter agreement nor any action taken in connection with this letter agreement will give rise to any obligation on the part of either party to
(i) engage in any discussions or negotiations with the other party with regard. to a possible transaction, or (ii) pursue or enter into any transaction of any nature with the other party.

8. Miscellaneous. This Agreement shall be binding upon and for the benefit of the undersigned parties, their successors and assigns, provided that Confidential Information may not be assigned without consent of the disclosing party. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.

9. Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of California. The federal and state courts within the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

10. Remedies. Each party agrees that its obligations hereunder are necessary and reasonable in order to protect the other party and the other party's business. Accordingly, each party agrees and acknowledges that any such violation or threatened violation may cause irreparable injury to the other party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the other party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach.

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra

SCHEDULE 8

    To the April 1, 2003 Supply Agreement between QUESTCOR and BIOVECTRA DCL.

                    EQUIPMENT & MATERIALS TRANSFER AGREEMENT

                                                             [      ]  [       ]
BioVectra                                                    Questcor  BioVectra

                                                                    CONFIDENTIAL

                                   TERM SHEET

                    EQUIPMENT & MATERIALS TRANSFER AGREEMENT

PARTIES Questcor Pharmaceuticals, Inc. ("Questcor") Diagnostic Chemicals Limited, doing business as BioVectra ("BIO")

MATERIAL AND
EQUIPMENT TRANSFER         Upon reasonable prior notice to BIO, Questcor will
                           cause to be delivered, and BIO will accept for delivery, the certain manufacturing equipment (the
                           "Equipment") and the raw materials (the "Materials") described and listed on Exhibit A as associated with the commercial production of Acthar bulk concentrate
                           (corticotropin in a concentrated gel matrix) (the
                           "Concentrate"). Questcor will be responsible for all costs associated with the delivery of the Materials and Equipment to the Storage Location (defined below), including applicable import/export costs actually and reasonably incurred by BIO. BIO will reasonably assist Questcor to arrange for the delivery and receipt of the Materials and Equipment.

HANDLING AND STORAGE       BIO will (i) handle, store, maintain and deliver the
                           Materials and Equipment in accordance with the terms and conditions of this Term Sheet and applicable laws and regulations and (ii) take such action as reasonably requested by Questcor in respect of the handling, storage, maintenance or delivery of such Materials and Equipment. BIO will store and maintain the Equipment and the Materials in a secure location within the premises located at BioVectra DCL, Charlottetown Airport Business Park, 328 Brackley
                           Point Road, Charlottetown, PE C1E 2E6 (the "Storage
                           Location") and in a manner that preserves the operation and effectiveness of the Materials and Equipment, but in no event in a manner less than the specifications described on Exhibit A. Except as directed in writing by Questcor, BIO will not remove the Equipment from its original shipping packaging or otherwise tamper with, remove or relocate the Equipment or Materials from the Storage Location. BIO will provide Questcor or its designee access to the Equipment and/or Materials in the Storage Location, upon reasonable prior notice. BIO shall immediately notify Questcor at the address provided below of any breach of this Term Sheet or any theft of and/or damage or unauthorized access to the Equipment and/or
                           Materials.

OWNERSHIP                  Questcor will retain ownership over all rights in and
                           to the Equipment and Materials delivered to BIO. BIO shall not use, retain for itself or grant to any third party any access or rights in or to the Materials or Equipment, including, without limitation, the imposition of any levy, lien or encumbrance of any nature whatsoever.

INSURANCE; DAMAGE          Questcor will maintain general commercial liability
                           and property insurance covering the Equipment and Materials during the Term in reasonable and customary amounts as it may determine. BIO will be responsible to

BioVectra                                                  [      ]  [       ]
                                                           Questcor  BioVectra

                           Questcor for any loss, damage or destruction of the Equipment and Materials or any claim by any third party with respect to personal injury relating to the Equipment or Materials, in each case to the extent arising out of BIO's negligence or willful misconduct.

TERM; TERMINATION          This Term Sheet will be in effect from the date last
                           written below until the earlier of (a) the execution by the parties of a definitive Development and Supply
                           Agreement or (b) June 30, 2003, unless otherwise earlier terminated by either party in accordance with this Term Sheet or extended in writing by the mutual agreement of the parties (the "Term").

                           Either party may terminate this Term Sheet upon 60 days prior written notice to the other for any reason or within 30 days upon the uncured material breach by either party; provided however, that Questcor may at any time request the return and delivery of the Materials and/or Equipment to itself or its designee as described below.

RETURN & DELIVERY          Promptly upon the request of Questcor (but in no
                           event later than five business days), BIO will prepare the Equipment and Materials for shipment and make them available for transfer to Questcor or its designee at the Storage Location. Questcor will reimburse BIO with respect to its reasonable and actual costs incurred in connection with the foregoing and will bear the costs of transporting the Equipment and/or Materials from the Storage Location.

FEES BIO will handle and store the Equipment and Materials in consideration for the negotiation by the parties of a Development and Supply Agreement as described herein and no additional fees or charges will apply.

QUALITY AUDIT              At a time as mutually agreed by the parties, BIO will
                           permit Questcor, at no cost to Questcor, access to its facilities, records and personnel necessary for Questcor to conduct a Quality System Audit. Questcor will bear the costs of conducting such audit.

DEVELOPMENT AND SUPPLY     Subject to the successful completion of the Quality
AGREEMENT                  Audit described above, the parties  will use their
                           good faith, commercially reasonable efforts to negotiate a definitive Development and Supply
                           Agreement pursuant to which BIO will provide the Concentrate for Questcor's commercial requirements.

                           The definitive Development and Supply Agreement will contain the following batch pricing by BIO to
                           Questcor: (a) US$9,555/kg for each of the first three 60 kg qualification batches; and (b) US$7,675/kg for any subsequent qualification and/or production batches. Under the terms of such definitive Development and Supply Agreement, Questcor will agree to purchase at least three (3) batches of approximately 60 kg each prior to December 31, 2006. The definitive Development and Supply Agreement

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                                                             Questcor  BioVectra
                           will contain other usual and customary terms for agreements of this type.

GOVERNING LAW              This Term Sheet and the terms of the definitive
                           agreement will be governed by the laws of the State of California, United States, without regard to its conflicts of laws.

CONFIDENTIALITY            The parties agree that the contents of this Term
                           Sheet and any and all information provided by one party to the other pursuant to this Term Sheet shall be "Confidential Information" subject to the terms of that certain Mutual Nondisclosure Agreement between Questcor and BIO dated as of August 15, 2002.

NON-BINDING TERM SHEET     The terms provided in the paragraph entitled "Supply
                           Agreement" are for discussion purposes only, and such terms shall not constitute a binding agreement, an offer to enter into a binding agreement or an amendment to or termination of the certain terms and conditions provided to Questcor by BIO in a letter dated March 18, 2003 (the "Non-Binding Terms"). The
                           Non-Binding Terms and any proposals contained herein are subject to additional due diligence, the negotiation of a definitive agreement, the terms and conditions provided to Questcor by BIO in a letter dated march 18, 2003, and approval by the parties' respective Board of Directors.

                           Notwithstanding the foregoing, the parties agree and acknowledge that all provisions other than the Non-Binding Terms will constitute a binding agreement between the parties as of the date last written below. It is the intention of BIO and Questcor to promptly and in good faith negotiate and finalize a definitive agreement regarding the terms and conditions set forth herein and other usual and customary terms for transactions of this type. In the event that the parties fail to reach a definitive agreement on or before June 30, 2003 or otherwise extend the term hereof by mutual agreement in writing, this Term Sheet shall terminate as of June 30, 2003 and be of no further force and effect, except for provisions regarding confidentiality. In such event, BIO shall promptly return the Materials and Equipment to Questcor in accordance with the paragraph entitled "Return & Delivery".

QUESTCOR PHARMACEUTICALS, INC.                    DIAGNOSTIC CHEMICALS LIMITED

By: /s/ Kenneth R. Greathouse                     By: /s/ Gordon Rogers

Name: Kenneth R. Greathouse                       Name: Gordon Rogers

Title: Vice President, Commercial Operations      Title: VP, Finance & Corporate
                                                         Systems

Date: March 28, 2003                              Date: April 1, 2003

Address: 3260 Whipple Rd.                         Address: 16 McCarville Street
         Union City, CA 94587                              Charlottetown, Prince
                                                           Edward Island
                                                           Canada, C1E 2A6

BioVectra                                                    [      ]  [       ]
                                                             Questcor  BioVectra

                                                                    CONFIDENTIAL

                                   EXHIBIT A


EQUIPMENT DESCRIPTION AND INVENTORY:

(see attached list)


MATERIALS DESCRIPTION AND INVENTORY:

600 lbs. of frozen porcine pituitaries


ENVIRONMENTAL AND OTHER STORAGE REQUIREMENTS:

Equipment:  clean, dry, secure at normal room temperature

Materials:  cGMP storage at -20 degrees Celsius


BioVectra                                                    [      ]  [       ]
                                                             Questcor  BioVectra

                           EQUIPMENT FOR HP ACTHAR GEL
                                     TRUCK 1

TRUCK 1

  SKID    PART NUMBER                  DESCRIPTION
    1     L-8269              SS POT
    2     NC-5735             PUMP/VENT LM-4029
    3     L-4244              MOD 1 RECON POT
    3     NC-3344             PUMP
    4     L-8224              100 GAL SS POT
    5     LM-4029             MOD IC POTENTIATION TK
    6     NC-2849             PHENOL HOOD
    7     NC-2849             PHENOL HOOD
    8     L-5750              TWIN SHELL V BLENDER
    9     L-6125              FITZMILL COMMINUTOR
   10     N/A                 MOD IC RECON AGITATOR (2)
   10     N/A                 MOD IC RECON VESSEL
   10     N/A                 MOD IC GLASS FILTER #1
   10     N/A                 MOD IC GLASS FILTER #2
   10     N/A                 AIR/NITROGEN FILTER
   10     NC-5262             ORION 310 PH METER
   10     N/A                 2 GLASS BOTTLES
   11     L-6780              AAAP G/L BLOW TANK
   12     L-6511              18" BUCHNER FUNNEL
   13     K-4490              MILLIPORE CART, HOUSING
   13     L-9119 D            POT
   13     L-9119 E            POT
   13     L-9119 F            POT
   13     L-9119 (2)          POT
   14     L-4066              AAAP OVEN AND TRAYS
   14     L-5912              WILEY MILL
   15     L-6965              SCALE 0-200KG
   16     N/A                 TABLE & 1 BOMB HOLDER
   17     L-6782              AAAP 80 GAL G/L POT
   18     N/A                 BOWL STAND FOR CENTRIFUGE
   18     L-6370              PIPING FOR GEL TANK
   19     L-1629              MOD 1 DRUM ROLLER
   19     L-6211              MOD 1 DRUM
   20     L-4143              BOMB FREEZER

                           EQUIPMENT FOR HP ACTHAR GEL
                                     TRUCK 2

TRUCK 2

  SKID    PART NUMBER                  DESCRIPTION
    1     K-7652              AAP PRECIPITATION TANK
    2     N/A                 MISC. EQUIPMENT
    2     NC-3366             SCALE
    2     N/A                 2 STAINLESS STEEL POTS

BioVectra                                                    [      ]  [       ]
                                                             Questcor  BioVectra

    2     N/A                 2 BUCHNER SHIELDS
    3     K-7650              AAAP EXTRACTION TANK
    4     L-6370              32% GEL TANK
    5     L-2154              NORTH CENTRIFUGE
    5     L-4092              SOUTH CENTRIFUGE
    6     NC-2848             MOD IC GEL BOMB
    6     N/A                 9 STAINLESS STEEL BOMBS
    6     N/A                 MOD 1 BOMB HEADER
    6     N/A                 MISC. PIPING
    7     L-9119 C            UTENSIL CART
    8     NC-2847             MOD 1 RESIN COLUMN

BioVectra                                                    [      ]  [       ]
                                                             Questcor  BioVectra